UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  August 27, 2013

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 27, 2013, Delta Apparel, Inc.'s (“Delta Apparel”) wholly-owned subsidiary, To The Game, LLC (“To The Game”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Salt Life Holdings, LLC (“Salt Life”) and Roger L. Combs, Sr., Donald R. Combs, Richard Thompson and Michael T. Hutto (collectively, the “Owners”), pursuant to which To The Game purchased substantially all of the assets and properties of Salt Life and its business of licensing its intellectual property to third parties for commercialization of products bearing such intellectual property (the “Acquisition”). The closing of the Acquisition (the “Closing”) occurred simultaneously with the execution of the Asset Purchase Agreement.

The aggregate consideration paid to Salt Life at Closing was $37,000,000, consisting of (i) a cash payment at the Closing of $12,000,000, (ii) a deposit at the Closing of $3,000,000 into an escrow account to be held to secure indemnification obligations under the Asset Purchase Agreement and to be held for a period of up to fifty-four months following the Closing, and (iii) delivery of two promissory notes in the aggregate principal amount of $22,000,000 (the “Notes"). Pursuant to the Notes: (i) a one-time installment of $9,000,000 will be due from To The Game to Salt Life on September 30, 2014; and (ii) commencing on March 31, 2015, quarterly installments will be due, with the final installment due on June 30, 2019. Delta Apparel guarantees To The Game's obligations under the Notes.

Also, an additional amount may be payable by To The Game (the payment of which is guaranteed by Delta Apparel) to Salt Life in cash after the end of calendar year 2019 if financial performance targets involving the sale of Salt Life-branded products are met during the 2019 calendar year, as more specifically described in the Asset Purchase Agreement. Salt Life and each Owner agreed to certain noncompetition and nonsolicitation restrictions, each as more specifically described in the Asset Purchase Agreement. The Asset Purchase Agreement contains representations, warranties, indemnifications and other provisions that Delta Apparel and To The Game believe are common in transactions of this type.

There were no material relationships prior to the Acquisition between Delta Apparel, To The Game or their affiliates, on the one hand, and Salt Life or the Owners, on the other hand, except that prior to the Closing Salt Life licensed intellectual property to Delta Apparel for commercialization of certain Salt Life-branded products.

The foregoing summary of the Acquisition is qualified in its entirety by reference to the text of the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Also on August 27, 2013, Delta Apparel, To The Game, Junkfood Clothing Company, M.J. Soffe, LLC and Art Gun, LLC (collectively, the “Borrowers”) entered into a Consent and First Amendment to Fourth Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association and the other lenders set forth therein (the “Amended Loan Agreement”). The Fourth Amended and Restated Loan and Security Agreement dated as of May 27, 2011, which has been amended by the Amended Loan Agreement, was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 3, 2011 and is incorporated herein by reference.

Pursuant to the Amended Loan Agreement, in general and among other things, (i) the lenders and agent parties to the Amended Loan Agreement consented to the Acquisition, (ii) the maturity of the loans (other than the FILO Tranche B, as defined below) under the Amended Loan Agreement was extended one year to May 27, 2017, (iii) the lenders to the Amended Loan Agreement consented to Delta Apparel's Honduran subsidiaries borrowing up to $10,000,000 from a certain Honduran bank in connection with the purchase of certain equipment, and (iv) a first in last out Tranche B (“FILO Tranche B”) has been added to provide Delta Apparel and its affiliate parties to the Amended Loan Agreement an additional 5% (from 85% to 90%) borrowing availability with respect to eligible accounts receivable and eligible inventory, as more specifically described in the Amended Loan Agreement. Also as more specifically described in the Amended Loan Agreement, the FILO Tranche B, and only the FILO Tranche B, will terminate by August 27, 2015 (subject to earlier cancellation by Delta Apparel), has a maximum borrowing availability of $10,000,000, and includes interest rates between 150 and 200 basis points higher than the rates applicable to the other loans available under the Amended Loan Agreement.

The foregoing summary of the Amended Loan Agreement is qualified in its entirety by reference to the text of the Amended Loan Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Separate from the relationship related to the Amended Loan Agreement, certain lenders under the Amended Loan Agreement have engaged in, or may in the future engage in, transactions with, and perform services for, Delta Apparel, To The Game and/or their affiliates in the ordinary course of business.

On August 28, 2013, Delta Apparel issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto, incorporated herein by reference and also made available through the Company's website at www.deltaapparelinc.com.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this Form 8-K, on August 27, 2013, To The Game entered into the Asset Purchase Agreement with Salt Life and the Owners, pursuant to which To The Game purchased substantially all of the assets and properties of Salt Life and its business of licensing its intellectual property to third parties for commercialization of products bearing such intellectual property (the “Assets”). The description of the Acquisition and the Asset Purchase Agreement set forth in Item 1.01 is incorporated herein by reference.

The Assets acquired by To The Game include, but are not limited to, all intellectual property, substantially all contracts and all goodwill attributable to the Assets. The Assets acquired exclude, among other things, all cash and cash equivalents, the minute books and corporate records of Salt Life and all accounts receivable incurred or royalty revenue earned on or before the Closing.

The purchase price for the Assets was determined by negotiations among Delta Apparel, To The Game, Salt Life and the Owners. Other than the relationships described in Item 1.01, there are no relationships between Delta Apparel, To The Game or any of their affiliates, or any director or officer of Delta Apparel, or any associate of any such director or officer, on the one hand, and Salt Life or the Owners, on the other hand.

The $15,000,000 cash portion of the purchase price, including the $3,000,000 escrow amount, for the Assets was paid by To The Game from cash borrowed by it under the Amended Loan Agreement. $22,000,000 of the purchase price was paid by issuance of the Notes to Salt Life, as more specifically described above in Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Loan Agreement in Item 1.01 of this Form 8-K is incorporated herein by reference.

To The Game borrowed $15,000,000 under the Amended Loan Agreement on August 27, 2013, to fund the payment of the cash portion of the purchase price to Salt Life in connection with the Acquisition.

Item 3.03.    Material Modification to Rights of Security Holders.

The Amended Loan Agreement contains a revision affecting the Borrowers' restrictions on paying dividends on any class of stock and repurchasing stock such that, in general, each Borrower is allowed to make cash dividends and common stock repurchases if as of the date of the dividend payment or common stock repurchase and after giving effect to the dividend payment or common stock repurchase, the Borrowers have availability on that date of not less than $18,125,000 (previously $15,000,000) and average availability for the 30-day period immediately preceding that date of not less than $18,125,000 (previously $15,000,000), as more specifically described in the Amended Loan Agreement. The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement dated as of August 27, 2013, among To The Game, LLC, Salt Life Holdings, LLC, Roger L. Combs, Sr., Donald R. Combs, Richard Thompson and Michael T. Hutto.

*The exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A list of schedules and exhibits is set forth in the Asset Purchase Agreement. Delta Apparel, Inc. will furnish supplementally a copy of any such omitted exhibit or schedule to the SEC upon request.

10.1
Consent and First Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of August 27, 2013, among Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.

99.1	Press Release issued by Delta Apparel, Inc. on August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	August 28, 2013	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer & Treasurer